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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------
                                    FORM 8-K
                              -------------------


                                 Current Report
                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               September 3, 1998


                       Commission File Number: 001-13807

                                   ElderTrust
      (Exact name of registrant as specified in its declaration of trust)


             Maryland                                    23-2932973
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

      101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348
                    (Address of principal executive offices)
                                   (zip code)

                                 (610) 925-4200
              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets

         On September 3, 1998, ElderTrust (the "Company"), through its subsidiary, ElderTrust Operating Limited Partnership (the "Operating Partnership"), acquired a 99% limited partnership interest in ET Sub-Meridian Limited Partnership, L.P. ("ET Sub-Meridian"). The 1% general partner interest is owned by a limited liability company of which Edward B. Romanov, Jr., the Company's President and Chief Executive Officer, is the sole member.

         ET Sub-Meridian was formed to acquire the leasehold and purchase option rights to seven skilled nursing facilities located in Maryland and New Jersey from Meridian Healthcare, Inc. ("Meridian Healthcare"), a wholly owned subsidiary of Genesis Health Ventures, Inc. ("Genesis"). On September 3, 1998, ET Sub-Meridian paid Meridian Healthcare $35.5 million in cash and $8.5 million in the form of a five-year promissory note for these rights. The purchase options are exercisable by ET Sub-Meridian in September, 2008 for a cash exercise price of $66.53 million. ET Sub-Meridian has subleased the facilities to Meridian Healthcare for an initial ten-year period with a ten-year renewal exercisable by Meridian Healthcare. Genesis has guaranteed the Meridian Healthcare subleases.

         The Operating Partnership made a $1.98 million capital contribution in ET Sub-Meridian in exchange for its 99% limited partnership interest and Mr. Romanov contributed $20,000 for his 1% general partner interest. The Operating Partnership also made an $18.5 million subordinated demand loan bearing interest at 12.0% per annum to ET Sub-Meridian in connection with the transaction. These funds were borrowed by the Operating Partnership under its Bank Credit Facility. The current owners of the skilled nursing facilities provided $17.7 million of additional financing to ET Sub-Meridian, representing the balance of funds used by ET Sub-Meridian to consummate the transaction.

         As part of the transaction, the Operating Partnership entered into an Indemnification Agreement (the "Indemnification Agreement") in favor of the current owners of the skilled nursing facilities and guaranteed the $8.5 million promissory note of ET-Sub Meridian payable to Meridian Healthcare. Under the Indemnification Agreement, the Operating Partnership agreed to indemnify the current property owners for the loss of deferral of tax benefits in the event that one or more of the facilities were foreclosed upon prior to August 31, 2008 due to a default under a Meridian Healthcare sublease or if a cure to a default by Meridian Healthcare results in a taxable event to the owners. The Operating Partnership also entered into an Indemnification Consent and Acknowledgment Agreement in favor of Genesis, pursuant to which the Operating Partnership agreed to indemnify Genesis against any amounts expended by Genesis under a back-up indemnity provided by Genesis to the current owners against any such loss of deferral to tax benefits or default resulting in a taxable event to the owners.



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         ET Sub-Meridian is an unconsolidated subsidiary of the Operating
Partnership. Accordingly, the Company's investment, through the Operating Partnership, in ET Sub-Meridian is accounted for using the equity method of accounting.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)       Financial Statements.

                  Supplemental financial information for Genesis is included in the Company's Form 10-Q for the quarter ended June 30, 1998, in accordance with Staff Accounting Bulletin No. 71.

         (b)       Pro Forma Financial Information.

                  Not applicable.

         (c)       Exhibits.

                  Exhibit No.     Description of Exhibit

                       10.1 Subordinated Promissory Note of ET Sub-Meridian payable to the Operating Partnership in the amount of $18.5 million

                       10.2        Agreement of Limited Partnership of ET
                                   Sub-Meridian

                       10.3 Indemnification Agreement dated September 3, 1998 in favor of the persons and entities listed on Exhibit B thereto

                       10.4 Indemnification Consent and Acknowledgment Agreement dated September 3, 1998 between the Operating Partnership and Genesis

                       10.5 Guarantee Agreement dated September 3, 1998 between Operating Partnership and ET Sub-Meridian

                       10.6 Subordinated Promissory Note of ET Sub-Meridian payable to Genesis in the amount of $8.5 million





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ELDERTRUST
                                        (Registrant)



                                        /s/ D. Lee McCreary, Jr.
                                        ------------------------------------
                                        D. Lee McCreary, Jr.
                                        Senior Vice President and
                                          Chief Financial Officer

                                        Date: September 18, 1998



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                                INDEX TO EXHIBITS

 Exhibit No.           Description of Exhibit                        Page No.
 -----------          ----------------------                         --------

   10.1        Subordinated Promissory Note of ET
               Sub-Meridian payable to the Operating
               Partnership in the amount of $18.5 million

   10.2        Agreement of Limited Partnership of ET
               Sub-Meridian

   10.3        Indemnification Agreement dated September 3,
               1998 in favor of the persons and entities listed on Exhibit B thereto

   10.4        Indemnification Consent and Acknowledgment
               Agreement dated September 3, 1998 between the
               Operating Partnership and Genesis

   10.5 Guarantee Agreement dated September 3, 1998 between Operating Partnership and ET
               Sub-Meridian

   10.6        Subordinated Promissory Note of ET
               Sub-Meridian payable to Genesis in the amount of $8.5 million